Exhibit 5.1

August 31, 2018

Omega Healthcare Investors, Inc.

303 International Circle

Suite 200

Hunt Valley, Maryland 21030

Ladies and Gentlemen:

We have acted as special “Maryland law” counsel to Omega Healthcare Investors, Inc., a Maryland corporation (the “Company”), in connection with the Company’s filing of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to (a) shares of preferred stock of the Company, par value $1.00 per share (“Preferred Stock”); (b) shares of common stock of the Company, par value $0.10 per share (“Common Stock”); (c) warrants to purchase shares of Preferred Stock or shares of Common Stock or any combination thereof (“Warrants”); and (d) units consisting of one or more shares of Preferred Stock, shares of Common Stock or Warrants or any combination thereof (“Units” and together with the Preferred Stock, the Common Stock and the Warrants, the “Securities”). An indeterminate amount of the Securities may be offered at indeterminate prices from time to time by the Company as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus (the “Prospectus Supplements”) filed pursuant to Rule 424 under the Act. We understand that Bryan Cave Leighton Paisner LLP is providing you with an opinion regarding the Company and certain tax matters.

The Warrants will be issued under a warrant agreement (the “Warrant Agreement”) to be filed by amendment to the Registration Statement or as an exhibit to a Current Report on Form 8-K and incorporated by reference to the Registration Statement between the Company and a warrant agent (the “Warrant Agent”). The Units will be issued under a unit purchase agreement to be filed by amendment to the Registration Statement or as an exhibit to a Current Report on Form 8-K and incorporated by reference to the Registration Statement (the “Unit Agreement”) between the Company and a unit agent (the “Unit Agent”).

In connection herewith, we have examined and relied without investigation, as to matters of fact, upon the Registration Statement and the exhibits thereto and such certificates, statements and results of inquiries of public officials and officers and representatives of the Company and originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, certificates and instruments as we have deemed necessary or appropriate to enable us to render the opinions expressed herein. We have assumed the genuineness of all signatures on all documents examined by us, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals, and the conformity with authentic original documents of all documents submitted to us as copies, or which we obtained from the Commission’s Electronic Data Gathering, Analysis and Retrieval system or other sites maintained by a court or governmental authority or regulatory body.

Omega Healthcare Investors

August 31, 2018

We also have assumed that: (a) at the time of execution, countersignature, issuance and delivery of any Warrants, the related Warrant Agreement will be the valid and legally binding obligation of the Warrant Agent, enforceable against such party in accordance with its terms; and (b) at the time of the execution, countersignature, issuance and delivery of the Units, the related Unit Agreement will be the valid and legally binding obligation of the Unit Agent, enforceable against such party in accordance with its terms.

We have assumed further that: (a) at the time of execution, countersignature, issuance and delivery of any Warrants, the related Warrant Agreement will have been duly authorized, executed and delivered by the Company and the Warrant Agent; (b) at the time of execution, issuance and delivery of any Units, the Unit Agreement will have been duly authorized, executed and delivered by the Company and the Unit Agent; and (c) at the time of the issuance and sale of any of the Securities, the terms of the Securities, and their issuance and sale, will have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

Based upon the foregoing and in reliance thereon, and subject to the assumptions, comments, qualifications, limitations and exceptions stated herein and the effectiveness of the Registration Statement under the Act, we are of the opinion that:

1. With respect to the Preferred Stock, assuming the (a) taking by the Board of Directors of the Company, a duly constituted and acting committee of such board or duly authorized officers of the Company (such Board of Directors, committee or authorized officers being referred to herein as the “Board”) of all necessary corporate action to authorize and approve the issuance of the Preferred Stock, the terms of the offering thereof and related matters, (b) due filing of articles supplementary to the Company’s Articles of Amendment and Restatement, if necessary, and (c) due issuance and delivery of the Preferred Stock, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board or upon the exercise of a Warrant or Unit, the Preferred Stock will be validly issued, fully paid and nonassessable.

Omega Healthcare Investors

August 31, 2018

2. With respect to the Common Stock, assuming the (a) taking by the Board of all necessary corporate action to authorize and approve the issuance of the Common Stock, the terms of the offering thereof and related matters, and (b) due issuance and delivery of the Common Stock, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board or upon the exercise of a Warrant or Unit, the Common Stock will be validly issued, fully paid and nonassessable.

3. With respect to the Warrants, assuming the (a) taking by the Board of all necessary corporate action to authorize and approve the issuance and terms of the Warrants, the terms of the offering thereof and related matters and (b) due execution, countersignature (where applicable), authentication, issuance and delivery of such Warrants, upon payment of the consideration for such Warrants provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Warrant Agreement, such Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

4. With respect to the Units, assuming the (a) taking by the Board of all necessary corporate action to authorize and approve the issuance and terms of the Units, the related Unit Agreement and any Securities that are components of the Units, the terms of the offering thereof and related matters and (b) due execution, countersignature (where applicable), authentication, issuance and delivery of such Units and the Securities that are components of such Units in each case upon the payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board, and otherwise in accordance with the provisions of the applicable (i) Warrant Agreement, in the case of Warrants, and (ii) purchase, underwriting or similar agreement in the case of other Securities, such Units will be validly issued and will entitle the holders thereof to the rights specified in the Unit Agreement.

In addition to the assumptions, comments, qualifications, limitations and exceptions set forth above, the opinions set forth herein are further limited by, subject to and based upon the following assumptions, comments, qualifications, limitations and exceptions:

(a) Our opinions herein reflect only the application of (i) the Maryland General Corporation Law (including the statutory provisions, all applicable provisions of the Maryland constitution and reported judicial decisions interpreting the foregoing) and (ii) the federal laws of the United States (excluding the federal securities laws, as to which we express no opinion). The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise. In rendering our opinions, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency.

Omega Healthcare Investors

August 31, 2018

(b) Our opinions herein are subject to and may be limited by (i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting or relating to the rights and remedies of creditors generally including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination; (ii) general principles of equity (regardless of whether considered in a proceeding in equity or at law); (iii) an implied covenant of good faith and fair dealing; (iv) requirements that a claim with respect to the Securities denominated other than in United States dollars (or a judgment denominated other than in United States dollars with respect to such a claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law; and (v) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign or composite currency.

(c) Our opinions are further subject to the effect of generally applicable rules of law arising from statutes, judicial and administrative decisions, and the rules and regulations of governmental authorities that: (i) limit or affect the enforcement of provisions of a contract that purport to require waiver of the obligations of good faith, fair dealing, diligence and reasonableness; (ii) limit the availability of a remedy under certain circumstances where another remedy has been elected; (iii) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, recklessness, willful misconduct or unlawful conduct; (iv) may, where less than all of the contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange; and (v) govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys’ fees.

(d) We express no opinion as to the enforceability of any rights to indemnification or contribution provided for in any Warrant Agreement, Unit Agreement or other agreement which are violative of public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation) or the legality of such rights.

(e) We express no opinion as to the enforceability of (i) any provision in any Warrant Agreement, Unit Agreement or other agreement purporting or attempting to (A) confer exclusive jurisdiction and/or venue upon certain courts or otherwise waive the defenses of forum non conveniens or improper venue, (B) confer subject matter jurisdiction on a court not having independent grounds therefor, (C) modify or waive the requirements for effective service of process for any action that may be brought, (D) waive the right of the Company or any other person to a trial by jury, (E) provide that remedies are cumulative or that decisions by a party are conclusive, or (F) modify or waive the rights to notice, legal defenses, statutes of limitations or other benefits that cannot be waived under applicable law or (ii) any choice of law provision of any Warrant Agreement, Unit Agreement or other agreement relating thereto.

Omega Healthcare Investors

August 31, 2018

(f) You have informed us that you intend to issue the Securities from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We understand that prior to issuing any Securities you will afford us an opportunity to review the operative documents pursuant to which such Securities are to be issued (including the applicable prospectus supplement) and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate by reason of the terms of such Securities.

We do not render any opinions except as set forth above.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the offering and sale of the Securities. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Very truly yours,

/s/ SHAPIRO SHER GUINOT & SANDLER, P.A.

SHAPIRO SHER GUINOT & SANDLER, P.A.